Rule 424(b)(3)
Registration No. 333-115221

PROSPECTUS SUPPLEMENT DATED OCTOBER 27, 2005
to prospectus dated August 13, 2004
(as amended by Post-Effective Amendment No. 1 dated May 16, 2005)
VISEON, INC.
32,816,905 Shares of Common Stock
     The table of Selling Shareholders is hereby revised to read as follows:

			Number of	Beneficial
	Beneficial Ownership		Shares Being	Ownership
Selling Holder	Prior to the Offering		Offered	After Offering *
Active Management, LLC	1,010,570	(1)	1,010,570	0
Carbone Holdings, LLC	2,257,816	(2)	2,257,816	0
Comlink Technologies, LLC	20,869	(3)	20,869	0
Digital Investors, LLC	1,909,024	(4)	1,909,024	0
Exim Corporation	1,668,213	(5)	1,556,713	115,500	(5)
Albert B. Greco, Jr.	1,113,956	(6)	1,077,256	36,700	(6)
Henry Harris, Jr.	185,666	(7)	166,666	19,000	(7)
Henry Harris, Sr.	4,585,353	(8)(72)	4,085,353	500,000	(8)
Lamont Harris	81,000	(9)	80,000	1,000	(9)
Henry Trust Company, LTD	100,000	(10)	100,000	0
W.R. Howell	291,300	(11)	200,000	91,300	(11)
JOD Enterprises, LLC	250,000	(12)	250,000	0
Judas, Inc.	475,849	(13)	475,849	0
Mark Latham	40,200	(14)	40,200	0
Linson Trust	480,114	(15)	38,100	442,014	(15)
Henry C. S. Mellon Fund C	333,333	(16)	333,333	0
Mellon Group, Inc.	180,957	(17)	38,100	142,857	(17)
The Christopher K. Mellon Revocable Trust	187,007	(18)	100,000	87,007	(18)
Henry Mellon	2,725,641	(19)	2,404,641	321,000	(19)
E. M. Norwood	1,382,867	(20)	1,245,606	137,261	(20)
Noway Investments, LLC	950,000	(21)	950,000	0
David Sandmann	246,000	(22)	246,000	0
Schottenfeld Qualified Associates, LP	1,792,689	(23)(73)	1,792,689	0
Mitch Wolf	19,000	(24)	19,000	0
Tejas Securities Group Inc. 401K Plan & Trust FBO John J. Gorman	1,185,249	(25)(72)(73)	1,185,249	0
William J. Hawkins	104,265	(26)(72)	104,265	0
Edwin Levine	104,265	(27)(72)	104,265	0
Paul Packer	52,100	(28)(72)	52,100	0
Jonathan D. Schwartz	103,410	(29)(72)	103,410	0
Donald C. Weinberger	52,131	(30)(72)	52,131	0
Puglisi Capital Partners LP	957,700	(31)(72)(73)	957,700	0
C.S.L. Associates L.P.	1,044,438	(32)(72)	990,539	53,0899	(32)
Charles Lipson & Grace Lipson	311,534	(33)(72)(73)	208,534	103,000	(33)

Pequot Scout Fund, LP	1,360,576	(34)(72)	1,360,576	0
Pequot Mariner Master Fund, LP	352,884	(35)(72)	352,884	0
Gina Storelli	50,973	(36)(72)(73)	50,973	0
Jeffrey Mazen	102,632	(37)(72)(73)	102,632	0
William Heinzerling	102,100	(38)(72)	102,100	0
CitiGroup Global Markets Inc. FBO F. Lyon Polk	102,100	(39)(72)	102,100	0
Paul Tramontano	102,100	(40)(72)	102,100	0
Richard Shelton	104,265	(41)(72)(73)	104,265
Craig Bass	415,801	(42)(72)(73)	312,801	103,000	(42)
David Koch	199,265	(43)(72)(73)	104,265	0
Sonar Partners, LP	707,142	(44)(72)	707,142	0
Sonar Overseas Fund, Ltd	506,756	(45)(72)	318,172	188,584	(45)
Richard Schottenfeld	312,801	(46)(72)(73)	312,801	0
J.W. Focused Growth Fund LP	183,305	(47)(72)(73)	52,131	131,174
J. Wild Fund LP	124,634	(48)(72)(73)	52,131	72,503	(48)
Arthur E. Engel Trust DTD 5/8/88	205,462	(49)(72)	205,462	0
Kellogg Capital Group, LLC	162,350	(51)(72)(73)	162,350	0
Steamer Partners, LP	52,131	(52)(72)	52,131	0
S.A.C. Capital Associates LLC	296,500	(53)(72)	296,500	0
Meadowbrook Opportunity Fund, LLC	36,000	(54)(72)	36,000	0
SLAM Partners	102,100	(55)(72)	102,100	0
Lloyd I. Miller	150,000	(56)(72)	150,000	0
MILFAM I, LP	248,682	(57)(72)	248,682	0
Marli Bryant Miller	50,000	(50)	50,000	0
Lloyd I. Miller Trust C	1,944	(58)(72)	1,944	0
Remus Holdings, LLC	517,543	(59)(72)	517,543	0
Peter M. Flanigan	312,801	(60)(72)	312,801	0
Marc Felman	104,265	(61)(72)	104,265	0
Holders of Series A Preferred Stock	912,311	(62)	912,311	0
Jeffrey J. Puglisi	401,018	(63)(73)	401,018	0
Richard McDermott	240,825	(64)(73)	240,825	51,000	(29)
Richard Schottenfeld	231,320	(65)(73)	231,320	0
Gina Storelli	160,338	(66)(73)	160,338	0
Craig Bass	77,000	(67)(73)	77,000	0
David Koch	76,999	(68)(73)	76,999	0
Craig E. Klein	50,000	(69)(73)	50,000	0
Jaimi-Lin Ruiz	30,000	(70)(73)	30,000	0
Russell G. Byers, Lr.	131,465	(71)	104,265	27,200	(71)
     * Assumes that all of the shares offered hereby are sold.

Notes

(1)	Includes 360,570 shares owned outright, 250,000 shares that may be purchased at $0.45 per share pursuant to warrants currently exercisable, 400,000 shares that may be purchased at $0.30 per share pursuant to warrants exercisable after a 90 day notice period. The 360,570 shares owned outright were acquired in March 2004 upon the conversion of the principal balance, including all accrued interest, of a convertible secured promissory note payable to Active Management, LLC issued by the Company in May 2003. The warrants to acquire 400,000 shares of Common Stock at $0.30 per share were granted by the Company to Active Management, LLC in conjunction with the May 2003 loan transaction. The warrants to acquire 250,000 shares of Common Stock at $0.45 per share were granted by the Company to Active Management, LLC in February 2001, in consideration of management and consulting services. The issuance of the convertible secured promissory note, the shares and all of the warrants are claimed to be exempt, and the issuance of the common stock underlying the warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Active Management, LLC (an accredited investor), and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. Charles Gray is the manager of Active Management, LLC who has voting and investment power over such shares.

(2)	Includes 857,816 shares owned outright, 1,000,000 shares that may be purchased at $0.30 per share pursuant to warrants exercisable after a 90 day notice period, 250,000 shares that may be purchased at $1.10 per share pursuant to warrants exercisable after a 90 day notice period, 150,000 shares that may be purchased at $1.17 per share pursuant to warrants exercisable after a 90 day notice period. The 857,816 shares owned outright were acquired in March 2004 upon the conversion of the principal balance, including all accrued interest, of a convertible secured promissory note issued by the Company in May 2003 payable to Carbone Holdings, LLC (“Carbone”). The warrants to acquire 1,000,000 shares of Common Stock at $0.30 per share were granted by the Company to Carbone in conjunction with the May 2003 loan transaction. Carbone acquired the warrants to purchase 250,000 shares at $1.10 per share in consideration of a loan in the amount of $32,500 advanced to the Company in October 2003. Carbone acquired the warrants to purchase 150,000 shares at $1.17 per share in February 2004 in consideration of an agreement to loan the Company approximately $150,000. The issuance of the convertible secured promissory note, the shares and all of the warrants are claimed to be exempt, and the issuance of the common stock underlying the warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Carbone Holdings, LLC (an accredited investor), and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. C.C. Fichtner is the manager of Carbone Holdings, LLC who has voting and investment power over such shares.

(3)	Includes 20,869 shares of Common Stock owned outright issued by the Company in December 2003 in consideration of $23,997 of debt. The issuance of the shares is claimed to be exempt pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was employed in offering these securities. The offering and sale was made to only Comlink Technologies, LLC (an accredited investor), and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. Comlink Technologies, LLC is controlled by Mr. John O’Donnell, a member of our Board of Directors, who also controls JOD Enterprises, LLC (see footnote 12).

(4)	Includes 1,057,360 shares owned outright, 327,664 shares that may be purchased at $0.75 per share pursuant to warrants currently exercisable, and 524,000 shares that may be purchased at $0.70 per share pursuant to warrants currently exercisable. The 1,057,360 shares owned outright and the warrants to acquire 327,664 at $0.75 per share were obtained from the Company pursuant to a stock purchase agreement entered into by Digital Investors, LLC in February 2001, as amended, for the purchase of 4,500,000 shares of Common Stock and a warrant to purchase 800,000 shares of Common Stock. The shares of Common Stock were issued on various dates; specifically 1,400,000 shares of Common Stock on or about February 23, 2001, 428,572 shares of Common Stock on or about April 30, 2001, 357,143 shares of Common Stock on or about June 19, 2001, and the remaining 2,314,285 shares of Common Stock and the warrant to purchase 800,000 shares of Common Stock on or about January 14, 2002. Digital acquired the remaining warrants to acquire 524,000 shares at $0.70 per share from King Research, LLC in a private transaction in May 2001. In addition to his personal holdings, Mr. Greco, as the sole manager of Digital Investors, LLC, has sole dispositive authority over all shares of common stock and warrants owned by Digital Investors, LLC (see note 6). The issuance of the shares and all of the warrants are claimed to be exempt, and the issuance of the common stock underlying the warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Digital Investors, LLC (an accredited investor), and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

(5)	Includes 773,703 shares owned outright, 744,510 shares that may be purchased at $0.30 per share pursuant to warrants exercisable after a 90 day notice period and 150,000 shares that may be purchased at $0.45 per share pursuant to warrants currently exercisable. Assuming the offer and sale of all shares being registered, the 111,500 shares beneficially owned by Exim Corporation after this offering will represent less than 1% of the shares in the Company then outstanding. During February 2003, Exim Corporation (“Exim”) acquired 150,000 of the shares it owns outright from Digital Investors, LLC in a private transaction. In June 2003, Exim purchased a fifty percent interest in the rights of the secured creditor under the Company’s prior line of credit. In conjunction with that transaction, Exim received warrants to acquire 644,510 shares at $0.30 per share and warrants to acquire 100,000 shares at $1.56 per share. The warrants to acquire 100,000 shares were subsequently repriced to $0.30 per share in June 2003 in exchange for Exim’s agreement with the Company to waive certain defaults under the debt agreements. On March 15, 2004, the outstanding balance owed by the Company to Exim on the loan, including all accrued interest, was converted into 704,265 shares of Common Stock. Exim acquired the remaining warrants to purchase 150,000 shares from RSI Management, LLC in a private transaction in February 2003. The issuance of the shares and all of the warrants are claimed to be exempt, and the issuance of the common stock underlying the warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made only to Exim (an accredited investor) and one other accredited investor, and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. Dr. Alexander Hamilton is the President of Exim Corporation and has voting and investment power over such shares.

(6)	Includes 901,040 shares owned outright, 81,916 shares that may be purchased at $0.75 per share pursuant to warrants currently exercisable and 131,000 shares that may be purchased at $0.70 per share pursuant to warrants currently exercisable. During February 2003, Mr. Greco acquired 651,040 of the shares he owns outright and all 212,916 warrants from Digital Investors, LLC in a private transaction. On April 30, 2004, Mr. Greco purchased 250,000 shares of Viseon stock from Carbone Holdings, L.L.C. Mr. Greco acquired the remaining 36,700 shares in open market transactions, prior to the purchase from Digital. The 36,700 shares beneficially owned by Mr. Greco after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding. However, Mr. Greco is the sole manager of Digital Investors, LLC, and possesses sole dispositive authority over all shares of common stock and warrants issued by the Company that are owned by Digital Investors, LLC (see footnote 4). Mr. Greco has served as legal counsel to the Company for a number of years. The Company currently owes Mr. Greco approximately $35,000 in accrued fees for legal services as of April 15, 2004.

(7)	Includes 102,333 shares owned outright and 83,333 shares that may be purchased at $0.60 per share pursuant to warrants exercisable after a 90 day notice period. Assuming the offer and sale of all shares being registered, the 19,000 shares beneficially owned by Henry Harris, Jr., after this offering will represent less than 1% of the shares in the Company then outstanding. Mr. Harris acquired the shares owned outright and the warrants to purchase 83,333 in March 2003 in a private transaction with the Company. The remaining 19,000 shares owned outright were acquired in open market transactions. The issuances of these shares and warrant are claimed to be exempt, and the issuance of the common stock underlying this warrant will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Henry Harris, Jr. (an accredited investor) and one other accredited investor, and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

(8)	Includes 2,585,353 shares owned outright and 1,000,000 shares that may be purchased at $0.25 per share pursuant to warrants currently exercisable. Also, includes 1,000,000 shares that may be acquired upon conversion of the Preferred Stock and 1,000,000 shares that may be purchased

(500,000 at $1.08 per share and 500,000 at $1.26 per share) pursuant to warrants currently exercisable. Assuming the offer and sale of all shares being registered, the 500,000 shares beneficially owned by Henry Harris, Sr., after this offering will represent less than 1% of the shares in the Company then outstanding. In March 2003, Mr. Harris acquired 1,000,000 shares owned outright and the warrants to purchase 1,000,000 shares at $0.25 per share in a private transaction with the Company. In October 2003, Mr. Harris exercised the warrants to purchase 1,000,000 shares. Mr. Harris received 85,353 shares as dividends on the Preferred stock. The remaining 500,000 shares owned outright were acquired in open market transactions. The issuances of the securities acquired in March and October of 2003 are claimed to be exempt pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Henry Harris, Sr. (an accredited investor) and one other accredited investor, and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

(9)	Includes 41,000 shares owned outright and 40,000 shares may be purchased at $0.60 per share pursuant to warrants currently exercisable. Assuming the offer and sale of all shares being registered, the 1,000 shares beneficially owned by Lamont Harris, Jr., after this offering will represent less than 1% of the shares in the Company then outstanding. In August 2002, Mr. Harris acquired the shares owned outright and the warrants in a private transaction with the Company. The issuances of these shares and warrant are claimed to be exempt, and the issuance of the common stock underlying this warrant will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Lamont Harris (an accredited investor) and two other accredited investors’ investor, and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

(10)	Includes 50,000 shares owned outright and 50,000 shares that may be purchased at $0.45 per share pursuant to warrants currently exercisable. Henry Trust Company, Ltd acquired the shares owned outright and the warrants from Active Management, LLC in a private transaction in December 2003. Patrick Henry is the President of the General Partner of Henry Trust Company, Ltd., and has voting and investment power over such shares.

(11)	Includes 61,300 shares owned outright, 30,000 shares that may be purchased pursuant to options that are exercisable within 60 days and 200,000 shares that may be purchased at $0.75 per share pursuant to warrants currently exercisable. Assuming the offer and sale of all shares being registered, the 91,300 shares beneficially owned by Mr. Howell after this offering will represent less than 1% of the shares in the Company then outstanding. Mr. Howell received a 20,000 share grant and an option to acquire 30,000 shares as compensation for serving the Company as a director in October 2001 and received a 41,300 share grant as compensation for serving as a director in April 2005. Mr. Howell received a warrant to acquire 200,000 shares as compensation for continuing to serve as a director from Digital Investors, LLC, an affiliate of the Company, in March 2003. Because Mr. Howell was a director of the Company with adequate access to information about the Company and with the ability to protect adequately his interests, the issuance of the shares of common stock and the warrant are claimed to be exempt, and the issuance of the common stock underlying the option will be claimed to be exempt, pursuant to Section 4(2) of the Act.

(12)	Includes 250,000 shares that may be purchased at $0.70 per share pursuant to warrants currently exercisable. JOD Enterprises, LLC acquired the warrants to acquire 250,000 shares from King Research LLC in a private transaction in January 2003. JOD Enterprises, LLC is controlled by Mr. John O’Donnell, a member of our Board of Directors, who also controls Comlink Technologies, LLC. (see Note 3)

(13)	Includes 142,517 shares owned outright and 333,332 shares that may be purchased at $0.30 per share pursuant to warrants exercisable after a 90 day notice period. The 142,517 shares owned outright were acquired in March 2004 upon the conversion of the principal balance including all interest accrued thereon of a convertible secured promissory note payable to Judas, Inc issued by the

Company in May 2002. The warrants to acquire 333,332 shares of Common Stock at $0.30 per share were granted to Judas, Inc. in conjunction with the May 2002 loan transaction. The issuance of the convertible secured promissory note, the common stock and all of the warrants are claimed to be exempt, and the issuance of the common stock underlying the warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only to Judas, Inc. (an accredited investor), and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. Jason Sumler is the President of Judas, Inc. and has voting and investment power over such shares.

(14)	Includes 40,200 shares owned outright. The shares owned outright were acquired upon the exercise of warrants previously acquired from Digital Investors, LLC in a private transaction in February 2003.

(15)	Includes 442,014 shares owned outright and 38,100 shares that may be purchased at $0.75 per share pursuant to warrants currently exercisable. The shares owned outright and the warrants to acquire 38,100 shares at $0.75 were acquired from Digital Investors, LLC in a private transaction in February 2003. The 442,014 shares beneficially owned by Linson Trust after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding. Jerry Bell is the trustee of the Linson Trust and has voting and investment power over such shares.

(16)	Includes 333,333 shares owned outright. The Henry C.S. Mellon Fund C acquired the shares owned outright in a private transaction with the Company in August 2002. The issuances of these shares are claimed to be exempt pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Henry C.S. Mellon Fund C (an accredited investor) and two other accredited investors, and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. William J. Schenck, Vice President of Mellon Bank N.A., the trustee of the Henry C.S. Mellon Fund C, has voting and investment power over such shares.

(17)	Includes 142,857 shares owned outright and 38,100 shares that may be purchased at $0.75 per share pursuant to warrants currently exercisable. The Mellon Group, Inc. acquired the shares it owns outright and warrants to purchase 38,100 shares in February 2003 from Digital Investors, LLC in a private transaction. The 142,857 shares beneficially owned by Mellon Group, Inc. after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding. Henry C.S. Mellon is the President of the Mellon Group, Inc., and has voting and investment power over such shares. (see Note 16)

(18)	Includes 187,007 shares owned outright. Chris Mellon acquired 100,000 shares he owns outright through the purchase of 50,000 shares and the exercise of warrants to purchase 50,000 shares originally acquired from Active Management, LLC in a private transaction in December 2003. Mr. Mellon placed his holdings in the Christopher K. Mellon Revocable Trust (“The Trust”) in 2005. The 87,007 shares beneficially owned by Chris Mellon after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding. He acquired 26,007 shares owned outright as compensation from the Company for consulting services and 61,000 shares in open market transactions. Mellon Bank, N.A., is the trustee of the Trust and has sole voting and investment authority.

(19)	Includes 1,021,131 shares owned outright, 744,510 shares that may be purchased at $0.30 per share pursuant to warrants exercisable after a 90 day notice period, 250,000 shares that may be purchased at $1.17 per share pursuant to warrants exercisable after a 90 day notice period, 350,000 shares that may be purchased at $0.60 per share pursuant to warrants currently exercisable, 260,000 shares that may be purchased at $0.25 per share and 100,000 shares that may be purchased at $0.84 per share pursuant to warrants exercisable after a 90 day notice period. The 321,000 shares beneficially owned by Henry Mellon after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding. In June 2003, Mr. Mellon purchased a fifty percent interest in the rights of the secured creditor under the Company’s prior line of credit. In conjunction with this transaction, Mr. Mellon received warrants to acquire 644,510 shares at $0.30 per share and warrants to acquire 100,000 shares at $1.56 per share. The warrants to acquire 100,000 shares were subsequently repriced to $0.30 per share in June 2003 in exchange for Mr. Mellon’s agreement to waive certain defaults under the debt agreements with the Company. On March 15, 2004, the outstanding balance owed by the Company to Mr. Mellon on this loan, including all accrued interest, was converted into 704,265 shares of Common Stock comprising a portion of the shares he owns outright. Mr. Mellon acquired the remaining 321,000 shares he owns outright in open market transactions. Mr. Mellon received the remaining warrants in September 2002, March 2003 and December 2003 as compensation for consulting services. The issuances of these shares and the issuance of the common stock underlying the warrants are claimed to be exempt pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was employed in offering these securities. The offering and sale was made to only Mr. Mellon (an accredited investor), and in the case of the shares and warrants in respect of the Company’s prior line of credit only one other accredited investor, and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. Mr. Mellon is the President of The Mellon Group, Inc. (see note 17).

(20)	Includes 541,852 shares owned outright, 333,333 shares that may be purchased at $0.30 per share pursuant to warrants exercisable after a 90 day notice period, 469,500 shares that may be purchased at $0.45 per share pursuant to warrants currently exercisable, 38,182 shares that may be purchased at $0.55 per share currently exercisable. Of the shares owned outright, 404,591 were acquired in March 2004 upon the conversion of the principal balance including all interest accrued thereon of a convertible secured promissory note payable to Ms. Norwood that was issued by the Company in June 2002, as amended on June 30, 2003. The warrants to acquire 333,333 shares of Common Stock at $0.30 per share and the warrants to acquire 38,182 shares at $0.55 per share were granted to Ms. Norwood by the Company in conjunction with the June 2002 loan transaction. She acquired the warrant to purchase 469,500 shares in February 2003 from RSI Management, LLC in a private transaction. The remaining 137,261 shares she owns outright were acquired in open market transactions. The issuances of the shares and warrants are claimed to be exempt, and the issuance of the common stock underlying the warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Ms. Norwood (an accredited investor) and, in connection with the June 2002 loan transaction, to one other unaccredited but sophisticated investor, and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. The 137,261 shares beneficially owned by E. M. Norwood after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding. E. M. Norwood served as a sales consultant to the Company from October 2002 through May 2004. As remuneration for services provided, E. M. Norwood received approximately $10,000 in share value of the Company’s common stock per month.

(21)	Includes 950,000 shares owned outright. The shares owned outright were acquired through the purchase of shares and the exercise of warrants originally purchased from Judas, Inc. in a private transaction in March 2004. Greg Garvey is the manager of NoWay Investments, LLC who has voting and investment power over such shares.

(22)	Includes 46,000 shares owned outright and 200,000 shares that may be purchased at $1.26 per share pursuant to warrants exercisable over a two-year period. The 46,000 shares owned outright were acquired through the exercise of warrants originally acquired from RSI Management, LLC in a private transaction in February 2003. The Company issued warrants to purchase 200,000 shares at $1.26 per share, exercisable over the two year period following the grant to Mr. Sandmann in March 2004 as compensation for consulting services. The issuances of these shares and the issuance of the common stock underlying the warrants are claimed to be exempt pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was employed in offering these securities. The offering and sale was made to only Mr. Sandmann and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

(23)	Includes 166,666 shares that may be purchased at $1.10 per share pursuant to warrants currently exercisable. Schottenfeld Qualified Associates, LP acquired the warrants in a private transaction with the Company in October 2003. The issuance of the warrants is claimed to be exempt, and the issuance of the common stock underlying the warrant will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Schottenfeld Qualified Associates, LP (an accredited investor) and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. Rick Schottenfeld is the General Partner of Schottenfeld Qualified Associates, LP and has voting and investment power over such shares. Includes 776,023 shares owned outright which were received as dividends on the Preferred Stock and acquired upon conversion of the Preferred Stock. Also includes 850,000 shares that may be purchased pursuant to warrants currently exercisable. Mr. Richard Schottenfeld is the Managing Member of Schottenfeld Qualified Associates, LP, and has voting and investment power over the securities owned by Schottenfeld Qualified Associates, LP. Mr. Schottenfeld has represented to the Company that he is an affiliate of a registered broker-dealer, that he acquired the shares being registered in the ordinary course of business, and that (at the time of the acquisition of these shares) there was no agreement, understanding or arrangement with any other person, either directly or indirectly, to dispose of these shares.

(24)	Includes 19,000 shares that may be purchased at $0.75 per share pursuant to warrants currently exercisable. Mr. Wolf acquired these warrants from Digital Investors, LLC in a private transaction in February 2003.

(25)	Includes 185,249 shares owned outright which were received as dividends on the Preferred Stock and acquired upon conversion of the Preferred Stock. Also includes 1,000,000 shares that may be purchased pursuant to warrants currently exercisable.

(26)	Includes 4,265 shares owned outright which were received as dividends on the Preferred Stock. Also includes 50,000 shares that may be acquired upon conversion of the Preferred Stock and 50,000 shares that may be purchased pursuant to warrants currently exercisable.

(27)	Includes 4,265 shares owned outright which were received as dividends on the Preferred Stock. Also includes 50,000 shares that may be acquired upon conversion of the Preferred Stock and 50,000 shares that may be purchased pursuant to warrants currently exercisable.

(28)	Includes 52,100 shares owned outright, of which 2,100 shares were received as dividends on the Preferred Stock, 25,000 shares were acquired upon conversion of the Preferred Stock and 25,000 shares were purchased pursuant to warrants.

(29)	Includes 53,410 shares owned outright of which 3,410 shares were received as dividends on the Preferred Stock and 50,000 shares were acquired upon conversion of the Preferred Stock. Also includes 50,000 shares that may be purchased pursuant to warrants currently exercisable.

(30)	Includes 2,131 shares owned outright which were received as dividends on the Preferred Stock, 25,000 shares that may be acquired upon conversion of the Preferred Stock and 25,000 shares that may be purchased pursuant to warrants currently exercisable.

(31)	Includes 457,700 shares owned outright which were acquired upon the conversion of the Preferred Stock. Also includes 500,000 shares that may be purchased pursuant to warrants currently exercisable. Mr. Jeff Puglisi is Managing Member of the General Partner of Puglisi Capital Partners, LP and has voting and investment power over such shares. Mr. Puglisi has represented to the Company that he is an affiliate of a registered broker-dealer, that he acquired the shares being registered in the ordinary course of business, and that (at the time of the acquisition of these shares) there was no agreement, understanding or arrangement with any other person, either directly or indirectly, to dispose of these shares. (Also see note 63)

(32)	Includes 94,438 shares owned outright of which 53,899 were purchased in open market transactions and 40,539 shares were received as dividends on the Preferred Stock. Also includes 475,000 shares that may be acquired by C.S.L. Associates L.P., upon conversion of the Preferred Stock and 475,000 shares that may be purchased by C.S.L. Associates L.P., pursuant to warrants currently exercisable. Charles Lipson is a General Partner of C.S.L. Associates L.P., and has voting and investment power over such shares. The 53,899 shares beneficially owned by C.S.L. Associates L.P., after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding. Mr. Lipson has represented to the Company that he is an affiliate of a registered broker-dealer, that he acquired the shares being registered in the ordinary course of business, and that (at the time of the acquisition of these shares) there was no agreement, understanding or arrangement with any other person, either directly or indirectly, to dispose of these shares.

(33)	Includes 111,534 shares owned outright of which 103,000 shares were acquired in the open market and 8,534 shares were received as dividends on the Preferred Stock. Also includes 100,000 shares that may be acquired by Charles and Grace Lipson upon conversion of the Preferred Stock and 100,000 shares that may be purchased pursuant to warrants currently exercisable. The 103,000 shares beneficially owned by Charles and Grace Lipson after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding. Mr. Lipson has represented to the Company that he is an affiliate of a registered broker-dealer, that he acquired the shares being registered in the ordinary course of business, and that (at the time of the acquisition of these shares) there was no agreement, understanding or arrangement with any other person, either directly or indirectly, to dispose of these shares.

(34)	Includes 10,576 shares owned outright which were received as dividends on the Preferred Stock. Also includes 550,000 shares that may be acquired upon conversion of the Preferred Stock and 800,000 shares that may be purchased pursuant to warrants currently exercisable. Pequot Scout Fund, LP disclaims beneficial ownership of these securities. Beneficial ownership is claimed by Pequot Capital Management, Inc., the investment manager that has voting and investment power over such shares.

(35)	Includes 2,884 shares owned outright which were received as dividends on the Preferred Stock. Also includes 150,000 shares that may be acquired upon conversion of the Preferred Stock and 200,000 shares that may be purchased pursuant to warrants currently exercisable. Pequot Mariner Onshore Fund, LP (f/k/a Pequot Navigator Onshore Fund, LP) disclaims beneficial ownership of these securities. Beneficial ownership is claimed by Pequot Capital Management, Inc., the investment manager that has voting and investment power over such shares.

(36)	Includes 25,973 shares owned outright of which 973 shares were received as dividends on the Preferred Stock and 25,000 shares were acquired upon conversion of the Preferred Stock. Also includes 25,000 shares that may be purchased pursuant to warrants currently exercisable.

(37)	Includes 52,632 shares owned outright of which 2,632 shares were received as dividends on the Preferred Stock and 50,000 shares were acquired upon conversion of the Preferred Stock. Also includes 50,000 shares that may be purchased pursuant to warrants currently exercisable.

(38)	Includes 52,100 shares owned outright of which 2,100 shares were received as dividends on the Preferred Stock and 50,000 shares were acquired upon conversion of the Preferred Stock. Also includes 50,000 shares that may be purchased pursuant to warrants currently exercisable.

(39)	Includes 52,100 shares owned outright of which 2,100 shares were received as dividends on the Preferred Stock and 50,000 shares were acquired upon conversion of the Preferred Stock. Also includes 50,000 shares that may be purchased pursuant to warrants currently exercisable.

(40)	Includes 52,100 shares owned outright of which 2,100 shares were received as dividends on the Preferred Stock and 50,000 shares were acquired upon conversion of the Preferred Stock. Also includes 50,000 shares that may be purchased pursuant to warrants currently exercisable.

(41)	Includes 4,265 shares owned outright which were received as dividends on the Preferred Stock. Also includes 50,000 shares that may be acquired upon conversion of the Preferred Stock and 50,000 shares that may be purchased pursuant to warrants currently exercisable.

(42)	Includes 115,801 shares owned outright of which 12,801 shares were received as dividends on the Preferred Stock and 103,000 shares were acquired in the open market. Also includes 150,000 shares that may be purchased upon conversion of the Preferred Stock and 150,000 shares that may be purchased pursuant to warrants currently exercisable. The 103,000 shares beneficially owned by Mr. Bass after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding.

(43)	Includes 99,265 shares owned outright of which 4,265 shares were received as dividends on the Preferred Stock and 95,000 shares were acquired in the open market. Also includes 50,000 shares that may be purchased upon conversion of the Preferred Stock and 50,000 shares that may be purchased pursuant to warrants currently exercisable. The 95,000 shares beneficially owned by Mr. Koch after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding.

(44)	Includes 307,142 shares owned outright which were received as dividends on the Preferred Stock and acquired upon conversion of the Preferred Stock. Also includes 400,000 shares that may be purchased pursuant to warrants currently exercisable. Mr. Neil Druker is President of Sonar Capital Management, LLC, the General Partner of Sonar Partners, LP, and has voting and investment power over the securities owned by Sonar Partners, LP.

(45)	Includes 406,756 shares owned outright of which 188,584 were acquired in open market transactions and 218,172 were received as dividends on the Preferred Stock and acquired upon conversion of the Preferred Stock. Also includes 100,000 shares that may be purchased pursuant to warrants currently exercisable. Mr. Druker is a member of the Board of Directors of Sonar Overseas Fund, Ltd., and has voting and investment power over the securities owned by Sonar Overseas Fund, Ltd. The 188,584 shares beneficially owned by Sonar Overseas Fund, Ltd. (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding.

(46)	Includes 12,801 shares owned outright which were received as dividends on the Preferred Stock, 150,000 shares that may be acquired upon conversion of the Preferred Stock and 150,000 shares that may be purchased pursuant to warrants currently exercisable. Mr. Richard Schottenfeld is the Managing Member of Schottenfeld Qualified Associates, LP, and has voting and investment power over the securities owned by Schottenfeld Qualified Associates, LP. Mr. Schottenfeld has represented to the Company that he is an affiliate of a registered broker-dealer, that he acquired the shares being registered in the ordinary course of business, and that (at the time of the acquisition of these shares) there was no agreement, understanding or arrangement with any other person, either directly or indirectly, to dispose of these shares.

(47)	Includes 133,305 shares owned outright of which 2,131 were received as dividends on the Preferred Stock. Also includes 25,000 shares that may be acquired upon conversion of the Preferred Stock and 25,000 shares that may be purchased pursuant to warrants currently exercisable. The 131,174 shares beneficially owned by JW Focused Growth Fund, LP after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding. Mr. Jason Wild is the President of JW GP, LLC, the General Partner of both J. Wild Fund LP and J.W. Focused Growth Fund LP and has voting and investment power over the securities owned by both J. Wild Fund LP and J.W. Focused Growth Fund LP. Mr. Wild has represented to the Company that he is an affiliate of a registered broker-dealer, that he acquired the shares being registered in the ordinary course of business, and that (at the time of the acquisition of these shares) there was no agreement, understanding or arrangement with any other person, either directly or indirectly, to dispose of these shares.

(48)	Includes 74,634 shares owned outright of which 2,131 were received as dividends on the Preferred Stock. Also includes 25,000 shares that may be acquired upon conversion of the Preferred Stock and 25,000 shares that may be purchased pursuant to warrants currently exercisable. The 72,503 shares beneficially owned by J Wild Fund LP after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding. Mr. Jason Wild is the President of JW GP, LLC, the General Partner of both J. Wild Fund LP and J.W. Focused Growth Fund LP and has voting and investment power over the securities owned by both J. Wild Fund LP and J.W. Focused Growth Fund LP. Mr. Wild has represented to the Company that he is an affiliate of a registered broker-dealer, that he acquired the shares being registered in the ordinary course of business, and that (at the time of the acquisition of these shares) there was no agreement, understanding or arrangement with any other person, either directly or indirectly, to dispose of these shares.

(49)	Includes 105,462 shares owned outright of which 5,462 shares were received as dividends on the Preferred Stock and 100,000 shares were acquired upon conversion of the Preferred Stock. Also includes 100,000 shares that may be purchased pursuant to warrants currently exercisable. Mr. Arthur Engel is the trustee of Arthur E. Engel Trust and has voting and investment power over the securities owned by Arthur E. Engel Trust.

(50)	Includes 50,000 shares that may be purchased pursuant to warrants currently exercisable. Mr. Lloyd Miller has shared voting and dispositive power with Ms. Miller over the securities owned by Ms. Miller.

(51)	Includes 162,350 shares owned outright which were received upon conversion of the Preferred Stock and exercise of the warrants. Mr. Charles Kellogg is the Managing Member of Kellogg Capital Group, LLC and has voting and investment power over the securities owned by Kellogg Capital Group, LLC. Kellogg Capital Group, LLC has represented to the Company that Kellogg Capital Group, LLC is a registered broker-dealer, that Kellogg Capital Group, LLC acquired the shares being registered in the ordinary course of business, and that (at the time of the acquisition of these shares) there was no agreement, understanding or arrangement with any other person, either directly or indirectly, to dispose of these shares.

(52)	Includes 2,131 shares owned outright which were received as dividends on the Preferred Stock, 25,000 shares that may be acquired upon conversion of the Preferred Stock and 25,000 shares that may be purchased pursuant to warrants currently exercisable. Mr. John Tinker is the General Partner of Steamer Partners, LP and has voting and investment power over the securities owned by Steamer Partners, LP. Mr. Tinker has represented to the Company that he is an affiliate of a registered broker-dealer, that he acquired the shares being registered in the ordinary course of business, and that (at the time of the acquisition of these shares) there was no agreement, understanding or arrangement with any other person either directly or indirectly, to dispose of these shares.

(53)	Includes 296,500 shares owned outright which were received as dividends on the Preferred Stock, acquired upon conversion of the Preferred Stock and purchased pursuant to warrants. Pursuant to investment agreements, each of S.A.C. Capital Advisors, LLC, a Delaware limited liability company (“SAC Capital Advisors”), and S.A.C. Capital Management, LLC, a Delaware limited liability company (“SAC Capital Management”) share all investment and voting power with respect to the securities held by S.A.C. Capital Associates, LLC. Mr. Steven A. Cohen controls both SAC Capital Advisors and SAC Capital Management. Each of SAC Capital Advisors, SAC Capital Management and Mr. Cohen disclaim beneficial ownership of these securities.

(54)	Includes 36,000 shares owned outright which were received as dividends on the Preferred Stock, acquired upon conversion of the Preferred Stock and purchased pursuant to warrants. The Investment Manager and Managing Member of Meadowbrook Opportunity Fund LLC is Meadowbrook Capital Management LP. The General Partners of Meadowbrook Capital Management LP are MYR Partners LLC and Greenleaf Capital Management LLC. Mr. Michael Ragins is the Managing Member of MYR Partners LLC. Mr. Daniel Elekman is the Managing Member of Greenleaf Capital Management LLC. Mr. Ragins and Mr. Elekman share all investment and voting power with respect to the securities held by Meadowbrook Opportunity Fund LLC.

(55)	Includes 52,100 shares owned outright of which 2,100 shares were received as dividends on the Preferred Stock and 50,000 shares were acquired upon conversion of the Preferred Stock. Also includes 50,000 shares that may be purchased pursuant to warrants currently exercisable. Mr. Sam Katzman is the Managing General Partner of SLAM Partners and has voting and investment power over the securities owned by SLAM Partners. Mr. Katzman has represented to the Company that it is an affiliate of a registered broker-dealer, that it acquired the shares being registered in the ordinary course of business, and that (at the time of the acquisition of these shares) there was no agreement, understanding or arrangement with any other person, either directly or indirectly, to dispose of these shares.

(56)	Includes 150,000 shares that may be purchased pursuant to warrants currently exercisable.

(57)	Includes 48,682 shares owned outright which were received as dividends on the Preferred Stock and acquired upon conversion of the Preferred Stock. Also includes 200,000 shares that may be purchased pursuant to warrants currently exercisable. Mr. Lloyd Miller is the manager of the managing partner of MILFAM I, LP and has voting and dispositive power over the securities owned by MILFAM, LP.

(58)	Includes 1,944 shares owned outright which were received as dividends on the Preferred Stock. Mr. Lloyd Miller has shared voting and dispositive power with PNC Bank over the securities held by the Lloyd I. Miller Trust C.

(59)	Includes 267,543 shares owned outright of which 17,543 shares were received as dividends on the Preferred Stock and 250,000 shares were acquired upon conversion of the Preferred Stock. Also includes 250,000 shares that may be purchased pursuant to warrants currently exercisable. Mr. Steven Singer, Mr. Brad Singer, and Mr. Philip Mandelbaum share all voting and investment power with respect to the securities owned by Remus Holdings, LLC.

(60)	Includes 12,801 shares owned outright which were received as dividends on the Preferred Stock, 150,000 shares that may be acquired upon conversion of the Preferred Stock and 150,000 shares that may be purchased pursuant to warrants currently exercisable.

(61)	Includes 4,265 shares owned outright which were received as dividends on the Preferred Stock. Also includes 50,000 shares that may be acquired upon conversion of the Preferred Stock and 50,000 shares that may be purchased pursuant to warrants currently exercisable.

(62)	Includes 912,311 shares that may be issued to holders of the Company’s Series A Convertible Preferred Stock from time to time in payment of dividends. Dividends accrue at the rate of 10% per annum on the issued and outstanding shares of Series A Convertible Preferred Stock, payable quarterly in arrears, calculated in shares at the then current five-day average closing price of the common stock. The number of shares registered and designated for payments of dividends was determined assuming all Series A Convertible Preferred Shares were outstanding and historical average market price data.

(63)	Includes 401,018 shares that may be purchased by Mr. Puglisi at $1.00 per share pursuant to Series A-AGENT Warrants currently exercisable. The issuances of the Series A-AGENT Warrants are claimed to be exempt, and the issuance of the common stock underlying such warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors (except for one unaccredited investor who the Company reasonably believes possesses such knowledge and experience in financial and business matters that she was capable of evaluating the merits and risks of the purchase of her securities) and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. Mr. Puglisi is also Managing Member of the General Partner of Puglisi Capital Partners, LP and has voting and investment power over such shares. Mr. Puglisi has represented to the Company that he is an affiliate of a registered broker-dealer, that he acquired the shares being registered in the ordinary course of business, and that (at the time of the acquisition of these shares) there was no agreement, understanding or arrangement with any other person, either directly or indirectly, to dispose of these shares. The shares that may be acquired by Puglisi Capital Partners, LP are also shown separately in this table.

(64)	Includes 240,825 shares that may be purchased at $1.00 per share pursuant to Series A-AGENT Warrants currently exercisable. The issuances of the Series A-AGENT Warrants are claimed to be exempt, and the issuance of the common stock underlying such warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors (except for one unaccredited investor who the Company reasonably believes possesses such knowledge and experience in financial and business matters that she was capable of evaluating the merits and risks of the purchase of her securities) and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. Also includes 51,000 shares owned by Roadrunner Capital Partners, LLC, with respect to which Mr. McDermott has voting and investment powers, which were acquired in open market transactions. The 51,000 shares beneficially owned by Mr. McDermott after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding.

(65)	Includes 231,320 shares that may be purchased at $1.00 per share pursuant to Series A-AGENT Warrants currently exercisable. The issuances of the Series A-AGENT Warrants are claimed to be exempt, and the issuance of the common stock underlying such warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors (except for one unaccredited investor who the Company reasonably believes possesses such knowledge and experience in financial business matters that she was capable of evaluating the merits and risks of the purchase of her securities) and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

(66)	Includes 160,338 shares that may be purchased at $1.00 per share pursuant to Series A-AGENT Warrants currently exercisable. The issuances of the Series A-AGENT Warrants are claimed to be exempt, and the issuance of the common stock underlying such warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors (except for one unaccredited investor who the Company reasonably believes possesses such knowledge and experience in financial and business matters that she was capable of evaluating the merits and risks of the purchase of her securities) and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

(67)	Includes 77,000 shares that may be purchased at $1.00 per share pursuant to Series A-AGENT Warrants currently exercisable. The issuances of the Series A-AGENT Warrants are claimed to be exempt, and the issuance of the common stock underlying such warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors (except for one unaccredited investor who the Company reasonably believes possesses such knowledge and experience in financial and business matters that she was capable of evaluating the merits and risks of the purchase of her securities) and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

(68)	Includes 76,999 shares that may be purchased at $1.00 per share pursuant to Series A-AGENT Warrants currently exercisable. The issuances of the Series A-AGENT Warrants are claimed to be exempt, and the issuance of the common stock underlying such warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors (except for one unaccredited investor who the Company reasonably believes possesses such knowledge and experience in financial and business matters that she was capable of evaluating the merits and risks of the purchase of her securities) and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

(69)	Includes 50,000 shares that may be purchased at $1.00 per share pursuant to Series A-AGENT Warrants currently exercisable. The issuances of the Series A-AGENT Warrants are claimed to be exempt, and the issuance of the common stock underlying such warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors (except for one unaccredited investor who the Company reasonably believes possesses such knowledge and experience in financial and business matters that she was capable of evaluating the merits and risks of the purchase of her securities) and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

(70)	Includes 30,000 shares that may be purchased at $1.00 per share pursuant to Series A-AGENT Warrants currently exercisable. The issuances of the Series A-AGENT Warrants are claimed to be exempt, and the issuance of the common stock underlying such warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors (except for one unaccredited investor who the Company reasonably believes possesses such knowledge and experience in financial and business matters that she was capable of evaluating the merits and risks of the purchase of her securities) and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

(71)	Includes 31,465 shares owned outright of which 4,265 were received as dividends on the Preferred Stock and 27,200 shares were acquired in the open market. Also includes 50,000 shares that may be acquired upon conversion of the Preferred Stock and 50,000 shares that may be purchased pursuant to warrants currently exercisable. The 27,200 shares beneficially owned by Mr. Byers after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding.

(72)	This selling stockholder acquired securities in the Company’s private placement of units in April and May of 2004 comprised of shares of Series A Convertible Preferred Stock (“Preferred Stock”) and warrants to purchase Common Stock. Each share of the Company’s Series A Convertible Preferred Stock is convertible into 25,000 shares of Common Stock, subject to adjustment under certain conditions, and shall automatically convert upon the occurrence of certain events or may be converted at the option of the holder at any time. Unless otherwise noted, one-half of the shares which may be purchased pursuant to warrants may be purchased at $1.08 per share pursuant to Series A-1 Warrants currently exercisable and one-half of the shares which may be purchased pursuant to warrants may be purchased at $1.26 per share pursuant to Series A-2 Warrants currently exercisable. The issuances of the Preferred Stock and warrants are claimed to be exempt, and the issuance of the common stock underlying the convertible preferred stock and warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors and subsequent transfer were restricted in accordance with the requirements of the Securities Act of 1933.

(73)	This selling stockholder has represented to the Company that he or she is an affiliate of a registered broker-dealer, that he or she acquired the shares being registered in the ordinary course of business, and that (at the time of the acquisition of these shares) there was no agreement, understanding or arrangement with any other person, either directly or indirectly, to dispose of these shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the prospectus is truthful or complete. Any representation to the contrary is a criminal offense

The date of this Prospectus Supplement is October 27, 2005